EXHIBIT 10.3


                                                                 EXECUTION COPY

                                  $287,500,000

                           FIVE-YEAR CREDIT AGREEMENT

                                   dated as of

                                October 14, 2003

                                      among

                              The Gillette Company,

                             The Banks Listed Herein

                                       and

                              JPMorgan Chase Bank,

                                    as Agent

                             --------------------

                           J.P. Morgan Securities Inc.,

                                Lead Arranger and
                                 Sole Bookrunner

                                Table of Contents


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                                                                       Page


                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions................................................1
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Section 1.02.  Accounting Terms and Determinations.......................12
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Section 1.03.  Types of Borrowings.......................................12
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                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  Commitments to Lend.......................................12
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Section 2.02.  Notice of Committed Borrowing.............................13
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Section 2.03.  Competitive Bid Borrowings................................13
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Section 2.04.  Notice to Banks; Funding of Loans.........................17
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Section 2.05.  Registry; Notes...........................................18
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Section 2.06.  Maturity of Loans.........................................18
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Section 2.07.  Interest Rates............................................19
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Section 2.08.  Facility Fee..............................................20
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Section 2.09.  Termination or Reduction of Commitments...................21
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Section 2.10.  Scheduled Termination of Commitments......................21
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Section 2.11.  Optional Prepayments......................................21
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Section 2.12.  General Provisions as to Payments.........................21
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Section 2.13.  Funding Losses............................................22
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Section 2.14.  Computation of Interest and Fees..........................22
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Section 2.15.  Judgment Currency.........................................23
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Section 2.16.  Foreign Subsidiary Costs..................................23
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Section 2.17.  Regulation D Compensation.................................24
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Section 2.18.  Method of Electing Interest Rates.........................24
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Section 2.19.  Increased Commitments; Additional Banks...................25
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                                    ARTICLE 3
                                   CONDITIONS

Section 3.01.  Effectiveness.............................................27
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Section 3.02.  Borrowings................................................28
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Section 3.03.  First Borrowing by Each Eligible Subsidiary...............28
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                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.01.  Corporate Existence and Power...............................29
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Section 4.02.  Corporate and Governmental Authorization; Contravention.....29
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Section 4.03.  Binding Effect..............................................29
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Section 4.04.  Financial Information.......................................29
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Section 4.05.  No Material Adverse Change..................................30
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Section 4.06.  Compliance with ERISA.......................................30
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Section 4.07.  Litigation..................................................30
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Section 4.08.  Taxes.......................................................30
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Section 4.09.  Full Disclosure.............................................31
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                                    ARTICLE 5
                                    COVENANTS

Section 5.01.  Information.................................................31
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Section 5.02.  Maintenance of Property; Insurance..........................33
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Section 5.03.  Conduct of Business and Maintenance of Existence............34
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Section 5.04.  Compliance with Laws........................................34
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Section 5.05.  Earnings to Interest Expense Ratio..........................34
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Section 5.06.  Negative Pledge.............................................34
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Section 5.07.  Consolidations, Mergers and Sales of Assets.................35
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Section 5.08.  Material Subsidiary Cash Flow...............................35
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Section 5.09.  Use of Proceeds.............................................35
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                                    ARTICLE 6
                                    DEFAULTS

Section 6.01.  Events of Default...........................................35
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Section 6.02.  Notice of Default...........................................38
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                                    ARTICLE 7
                                    THE AGENT

Section 7.01.  Appointment and Authorization...............................38
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Section 7.02.  Agent and Affiliates........................................38
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Section 7.03.  Action by Agent.............................................38
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Section 7.04.  Consultation with Experts...................................38
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Section 7.05.  Liability of Agent..........................................38
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Section 7.06.  Indemnification.............................................39
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Section 7.07.  Credit Decision.............................................39
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Section 7.08.  Successor Agent.............................................39
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Section 7.09.  Agent's Fee.................................................40
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                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair....40
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Section 8.02.  Illegality..................................................40
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Section 8.03.  Increased Cost and Reduced Return...........................41
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Section 8.04.  Taxes.......................................................42
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Section 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans...44
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                                    ARTICLE 9
                     REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

Section 9.01.  Corporate Existence and Power...............................45
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Section 9.02.  Corporate and Governmental Authorization; Contravention.....45
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Section 9.03.  Binding Effect..............................................45
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Section 9.04.  Taxes.......................................................45
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                                   ARTICLE 10
                                    GUARANTY

Section 10.01.  The Guaranty................................................45
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Section 10.02.  Guaranty Unconditional......................................46
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Section 10.03.  Discharge Only upon Payment in Full;
Reinstatement in Certain Circumstances......................................46
Section 10.04.  Waiver by the Company.......................................47
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Section 10.05.  No Subrogation..............................................47
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Section 10.06.  Stay of Acceleration........................................47
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                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01.  Notices.....................................................47
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Section 11.02.  No Waivers..................................................48
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Section 11.03.  Expenses; Indemnification...................................48
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Section 11.04.  Sharing of Set-offs.........................................48
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Section 11.05.  Amendments and Waivers......................................49
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Section 11.06.  Successors and Assigns......................................49
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Section 11.07.  Designated Lenders..........................................51
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Section 11.08.  Collateral..................................................52
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Section 11.09.  Governing Law; Submission to Jurisdiction;
Service of Process..........................................................52

Section 11.10.  Counterparts; Integration...................................53
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Section 11.11.  WAIVER OF JURY TRIAL........................................53
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Section 11.12.  Confidentiality.............................................53
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COMMITMENT SCHEDULE

PRICING SCHEDULE

EXHIBIT A.........- Note

EXHIBIT B.........- Competitive Bid Quote Request

EXHIBIT C.........- Invitation for Competitive Bid Quotes

EXHIBIT D.........- Competitive Bid Quote

EXHIBIT E.........- Opinion of Counsel for the Company

EXHIBIT F ........- Opinion of Special Counsel for the Agent

EXHIBIT G.........- Election to Participate

EXHIBIT H.........- Election to Terminate

EXHIBIT I.........- Opinion of Counsel for an Eligible Subsidiary

EXHIBIT J.........- Assignment and Assumption Agreement

EXHIBIT K.........- Designation Agreement

                                CREDIT AGREEMENT

         AGREEMENT dated as of October 14, 2003 among THE GILLETTE COMPANY, the BANKS listed on the signature pages hereof and JPMORGAN CHASE BANK, as Agent.

         The parties hereto agree as follows:

Article 1.........
                                   DEFINITIONS

Section 1.01.......  Definitions.  The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03.

         "Additional Bank" has the meaning set forth in Section 2.19(b).

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent duly completed by such Bank.

         "Agent" means JPMorgan Chase Bank in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office.

         "Assignee" has the meaning set forth in Section 11.06(c).

         "Bank" means each bank or other financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 11.06(c), and their respective successors. "Bank" includes each Additional Bank which becomes a Bank pursuant to Section 2.19.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 0.50% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group and not excepted by Section 4(b) of ERISA.

         "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

         "Borrowing" has the meaning set forth in Section 1.03.

         "Commitment" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule and (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to it pursuant to Section 11.06(c), in each case as such amount may be changed from time to time pursuant to Section
2.09 or 11.06(c). "Commitment" includes, with respect to each Additional Bank which becomes a Bank pursuant to Section 2.19, the amount of the Commitment thereby assumed by it, in each case, as such amount may be changed from time to time pursuant to Sections 2.08 and 2.19.

         "Commitment Schedule" means the Commitment Schedule attached hereto.

         "Committed Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Committed Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Company" means The Gillette Company, a Delaware corporation, and its successors.

         "Company's Latest Form 10-Q" means the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Company's 2002 Form 10-K" means the Company's annual report on Form 10-K for 2002, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Competitive Bid Absolute Rate" has the meaning set forth in Section 2.03.

         "Competitive Bid Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Competitive Bid Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Competitive Bid Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Competitive Bid Lending Offices for its Competitive Bid LIBOR Loans, on the one hand, and its Competitive Bid Absolute Rate Loans, on the other hand, in which case all references herein to the Competitive Bid Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Competitive Bid LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

         "Competitive Bid Loan" means a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

         "Competitive Bid Margin" has the meaning set forth in Section 2.03(d)(ii)C .

         "Competitive Bid Quote" means an offer by a Bank, in substantially the form of Exhibit D hereto, to make a Competitive Bid Loan in accordance with
Section 2.03.

         "Competitive Bid Quote Request" means the notice, in substantially the form of Exhibit B hereto, to be delivered by the Borrower in accordance with
Section 2.03 in requesting Competitive Bid Quotes.

         "Consolidated Assets" means at any date the consolidated assets of the Company and its Consolidated Subsidiaries determined as of such date.

         "Consolidated Earnings Before Interest and Taxes" means, for any fiscal period, the sum of (i) Consolidated Net Income plus (ii) Gross Interest Expense plus (iii) to the extent deducted in determining Consolidated Net Income, provision for taxes on income, all determined on a consolidated basis for the Company and its Consolidated Subsidiaries for such fiscal period.

         "Consolidated Net Income" means, for any fiscal period, the net income (before preferred and common stock dividends) of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such fiscal period.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, excluding any amounts which the Borrower is entitled to set-off against its obligations under applicable law.

         "Designated Lender" means, with respect to any Designating Bank, an Eligible Designee designated by it pursuant to Section 11.07(a) as a Designated Lender for purposes of this Agreement.

         "Designating Bank" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 11.07(a).

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Boston, Massachusetts are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

         "Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

         "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

         "Eligible Designee" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's.

         "Eligible Subsidiary" means any Substantially-Owned Consolidated Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Substantially-Owned Consolidated Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

         "Euro-Dollar Loan" means any Committed Loan in respect of which interest is to be computed on the basis of a Euro-Dollar Rate.

         "Euro-Dollar Margin" has the meaning set forth in the Pricing Schedule.

         "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.07(b) on the basis of a London Interbank Offered Rate.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Existing Credit Agreement" means the 364-Day Credit Agreement dated as of October 15, 2002, among the Company, the bank parties thereto and JPMorgan Chase Bank, as agent.

         "Facility Fee Rate" has the meaning set forth in the Pricing Schedule.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank on such day on such transactions as determined by the Agent.

         "Fixed Rate Loans" means Euro-Dollar Loans or Competitive Bid Loans (excluding Competitive Bid LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(b)(ii)) or any combination of the foregoing.

         "Gross Interest Expense" means, for any fiscal period, the consolidated interest expense of the Company and its Consolidated Subsidiaries for such period (calculated without deducting or otherwise netting consolidated interest income of the Company and its Consolidated Subsidiaries).

         "Group of Loans" means at any time a group of Loans consisting of (i) all Committed Loans to any single Borrower which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans to any single Borrower having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Increased Commitments" has the meaning set forth in Section 2.19(a).

         "Indemnitee" has the meaning set forth in Section 11.03(b).

         "Interest Period" means:

(i) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

(A) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

(B) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the further proviso below, end on the last Euro-Dollar Business Day of a calendar month;

(ii) with respect to each Competitive Bid LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

(A) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

(B) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the further proviso below, end on the last Euro-Dollar Business Day of a calendar month;

(iii) with respect to each Competitive Bid Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than fifteen days) as the Borrower may elect in accordance with Section 2.03; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and provided further that:

(iv) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "LIBOR Auction" means a solicitation of Competitive Bid Quotes setting forth the Competitive Bid Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" and "Loans" mean and include each and every loan made by a Bank under this Agreement.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.07(b).

         "Material Debt" means Debt (other than the Loans) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000.

         "Material Financial Obligations" means a principal amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $50,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

         "Material Subsidiary" means any Subsidiary which either (A) is an Eligible Subsidiary or (B) has consolidated assets, together with its Subsidiaries, exceeding 5% of Consolidated Assets at the date of determination of its status hereunder.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Competitive Bid Borrowing (as defined in Section 2.03(f)).

         "Notice of Interest Rate Election" has the meaning set forth in Section 2.18.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 11.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means the rate of interest publicly announced by JPMorgan Chase Bank in New York City from time to time as its Prime Rate.

         "Quarterly Date" means the last day of March, June, September and December in each year, commencing December 31, 2003.

         "Reference Banks" means the principal London offices of Citibank, N.A., Bank of America, N.A. and JPMorgan Chase Bank. "Reference Bank" means any one of such Reference Banks.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Related Agreement" means the 364-Day Credit Agreement dated as of the date hereof among the Borrower, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, as amended and in effect from time to time.

         "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans.

         "Revolving Credit Loan" means a loan made or to be made by a Bank pursuant to Section 2.01(a).

         "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "Substantially-Owned Consolidated Subsidiary" means any Consolidated Subsidiary not less than 90% of the outstanding shares of each class of capital stock or other ownership interests of which are at the time directly or indirectly owned by the Company.

         "Termination Date" means October 14, 2008, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

Section 1.02 . Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

Section 1.03 . Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to
Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Competitive Bid Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                    Article 2
                                   THE CREDITS

     Section 2.01 . Commitments to Lend. (a) Revolving Credit Loans. During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company or any Eligible Subsidiary pursuant to this subsection 2.01(a) from time to time in amounts such that the aggregate principal amount of Revolving Credit Loans by such Bank at any one time outstanding to all Borrowers shall not exceed the amount of its Commitment. Within the foregoing limits, a Borrower may borrow under this subsection, prepay Loans to the extent permitted by Section 2.11 and reborrow at any time during the Revolving Credit Period under this subsection 2.01(a).

(b) Minimum Borrowings. Each Borrowing under this Section shall be in an aggregate principal amount of $15,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments.

Section 2.02 . Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

(a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

(b) the aggregate amount of such Borrowing,

(c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate, and

(d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Section 2.03      .  Competitive Bid Borrowings.

(a) The Competitive Bid Option. In addition to Committed Borrowings pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Competitive Bid Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

(b) Competitive Bid Quote Request. When a Borrower wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Competitive Bid Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and the Agent shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

(i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

(ii) the aggregate amount of such Borrowing, which shall be $15,000,000 or a larger multiple of $1,000,000,

(iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

(iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

         The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Competitive Bid Quote Request.

(c) Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Competitive Bid Quotes. (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices referred to in or pursuant to Section 11.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and the Agent shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 4, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

(ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

(A)                the proposed date of Borrowing,

(B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000 (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted,

(C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

(D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Competitive Bid Absolute Rate") offered for each such Competitive Bid Loan, and

(E)                the identity of the quoting Bank.

         A Competitive Bid Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.
(iii)    Any Competitive Bid Quote shall be disregarded if it:

(A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

(B)      contains qualifying, conditional or similar language;

(C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

(D)      arrives after the time set forth in subsection(d)(i).

(e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Competitive Bid Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid
     Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

(f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and the Agent shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Competitive Bid Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

(i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

(ii) the principal amount of each Competitive Bid Borrowing must be $15,000,000 or a larger multiple of $1,000,000,

(iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, and

(iv)     the Borrower may not accept any offer that is described in subsection
         (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

(g) Allocation by Agent. If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

Section 2.04      .  Notice to Banks; Funding of Loans.

(a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 11.01. Unless the Agent determines that any applicable condition specified in Article 11.01 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

(c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing (or, in the case of a Base Rate Borrowing, prior to 12:00 Noon (New York City time) on the date of such Borrowing) that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

Section 2.05 . Registry; Notes. (a) The Agent shall maintain a register (the "Register") on which it will record the Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. Any such recordation by the Agent on the Register shall be presumptively correct, absent manifest error. Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's obligations hereunder.

(b) Each Borrower hereby agrees that, promptly upon the request of any Bank at any time, such Borrower shall deliver to such Bank a single Note, in substantially the form of Exhibit A hereto, duly executed by such Borrower and payable to the order of such Bank and representing the obligation of such Borrower to pay the unpaid principal amount of all Loans made to such Borrower by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.

(c) Each Bank shall record the date, amount and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made by such Borrower with respect thereto, and each Bank receiving a Note pursuant to this Section, if such Bank so elects in connection with any transfer or enforcement of any Note, may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Such Bank is hereby irrevocably authorized by each Borrower so to endorse any Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

Section 2.06 . Maturity of Loans. (a) Each Revolving
Credit Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

(b) Each Competitive Bid Loan included in any Competitive Bid Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

Section 2.07 . Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date of such conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

(c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 1% plus the Euro-Dollar
Margin for such day plus the London Interbank Offered Rate applicable to the
     Interest Period for such Loan  immediately  before such payment was due and
(ii) the sum of 1% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

(d) Subject to Section 8.01(b)(ii), each Competitive Bid LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Competitive Bid LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Competitive Bid Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Competitive Bid Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

(e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

Section 2.08 . Facility Fee. (a) The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

(b) Payments. Accrued facility fees under this Section shall be payable quarterly on each Quarterly Date, and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).
Section 2.09 . Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the
Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Promptly after receiving a notice pursuant to this subsection, the Agent shall notify each Bank of the contents thereof.

Section 2.10 . Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date.

Section 2.11 . Optional Prepayments. (a) Subject in the case of Euro-Dollar Loans to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Base Rate Loans (or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to Section 8.01(b)(ii)) or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $15,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group (or Borrowing).

(b) Except as provided in subsection (a) above, the Borrower may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.

(c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

Section 2.12 . General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without set-off, counterclaim or other deduction, not later than 12:00 Noon (New York City time) on the date when due, in Dollars in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 11.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

Section 2.13 . Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if a Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.11 or 2.18, such Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.14 . Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15 . Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at the Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such other currency; if the amount of Dollars so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in Dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of Dollars so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

Section 2.16 . Foreign Subsidiary Costs. (a) If the cost to any Bank of making or maintaining any Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, such Borrower shall indemnify such Bank for such increased costs or reduction within 15 days after demand by such Bank (with a copy to the Agent and the Company). A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

(b) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Bank to additional compensation pursuant to subsection (a) above and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

Section 2.17 . Regulation D Compensation. (a) Each Bank may require any Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans to such Borrower, additional interest on the related Euro-Dollar Loan to such Borrower of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify such Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans to such Borrower of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and (y) shall notify such Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans to such Borrower of the amount then due it under this Section.

Section 2.18 . Method of Electing Interest Rates. (a)The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

(i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day and

(ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section
         2.12 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

         Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $15,000,000 or any larger multiple of $1,000,000. If no such notice is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that all Loans having such Interest Period be converted to Base Rate Loans at the end of such Interest Period.

(b)      Each Notice of Interest Rate Election shall specify:

(i)      the Group of Loans (or portion thereof) to which such notice applies;

(ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

(iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

         Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

(c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

(d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "Borrowing" subject to the provisions of Section 3.02.

Section 2.19 . Increased Commitments; Additional Banks. (a) Subsequent to the Effective Date (but not more than twice in any calendar year), the Company may, upon at least 30 days' notice to the Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount which (i) is a multiple of $50,000,000 or any other amount agreed to by the Company and the Agent and
(ii) when combined with the sum of the aggregate amount by which the Commitments have theretofore been increased pursuant to this
Section 2.19 and the aggregate amount by which the commitments have been increased pursuant to the corresponding provision of the Related Agreement, does not exceed $287,500,000 (the amount of any such increase, the "Increased Commitments"); provided that no Default shall have occurred and be continuing. Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Company and the Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing.

(b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Company may, within 10 days of the Banks' response, designate one or more of the existing Banks or other financial institutions acceptable to the Agent and the Company (which consent of the Agent shall not be unreasonably withheld) which at the time agree to (i) in the case of any such Person that is an existing Bank, increase its Commitment and (ii) in the case of any other such Person (an "Additional Bank"), become a party to this Agreement, provided that the Commitment of such Additional Bank is not less than $25,000,000. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

(c) An increase in the aggregate amount of the Commitments pursuant to this
Section 2.19 shall become effective upon the receipt by the Agent of an agreement in form and substance satisfactory to the Agent signed by the Company, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Company with respect to the Increased Commitments and such opinions of counsel for the Company with respect to the Increased Commitments as the Agent may reasonably request.

(d) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.19 that is not a pro rata amount among all Banks, within five Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of Euro-Dollar Loans then outstanding, the relevant Borrower shall prepay such Group in its entirety and, to the extent such Borrower elects to do so and subject to the conditions specified in Article 3, such Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.

                                    Article 3
                                   CONDITIONS

Section 3.01 . Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 11.05):

(a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) receipt by the Agent of an opinion of the General Counsel of the Company (or other counsel for the Company reasonably satisfactory to the Agent), substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(c) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

(d) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

(e) receipt by the Agent of evidence satisfactory to it of the payment of all principal and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreement;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied no later than October 14, 2003. The Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined in the Existing Credit Agreement, and the Company agree to eliminate the requirement under Section 2.09 of the Existing Credit Agreement that notice of optional termination of the commitments thereunder be given three Domestic Business Days in advance, and further agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Company shall be obligated to pay the accrued facility fees thereunder to but excluding the date of such effectiveness.

Section 3.02 . Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

(b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

(c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

(d) the fact that the representations and warranties of the Company and the Borrower (if other than the Company) contained in this Agreement (except for the representations and warranties set forth in Sections 4.05 and 4.07 as to any matter which has theretofore been disclosed in writing by the Company to the Banks) shall be true in all material respects on and as of the date of such Borrowing.

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company and the Borrower (if other than the Company) on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

Section 3.03 . First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

(a) receipt by the Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Agent, substantially in the form of Exhibit I hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

(b) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.

         The documents referred to in this Section 3.03 shall be delivered to the Agent by an Eligible Subsidiary no later than the date of the first Borrowing by such Eligible Subsidiary.

                                   Article 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants that:

Section 4.01 . Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 4.02 . Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Company of this Agreement and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

Section 4.03 . Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

Section 4.04 . Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2002 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by KPMG LLP and set forth in the Company's Annual Report to Shareholders for 2002 incorporated by reference in the Company's 2002 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 2003 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Company's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

Section 4.05 . No Material Adverse Change. Since June 30, 2003, there has been no material adverse change in the business, operations or financial condition of the Company and its Consolidated Subsidiaries, considered as a whole.

Section 4.06 . Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, if such failure or amendment has resulted, or there is a reasonable possibility that it could result, in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or
(iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.07 . Litigation. Except as disclosed in the Company's 2002 Form 10-K and the Company's Latest Form 10-Q, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

Section 4.08 . Taxes. The Company has filed (or has obtained extensions of the time by which it is required to file) all United States federal income tax returns and all other material tax returns required to be filed by it and has paid all taxes shown due on the returns so filed as well as all other material taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

Section 4.09 . Full Disclosure. All information heretofore furnished by the Company to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement.

                                    Article 5
                                    COVENANTS

         The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

Section 5.01.  Information.  The Company will deliver to each of the Banks:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (i) a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter, (ii) the related consolidated statements of income for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter and (iii) the related consolidated statement of cash flows for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in cases (ii) and (iii) in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the principal accounting officer of the Company;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the principal accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 5.05 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

(e) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the principal accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Company shall have filed with the Securities and Exchange Commission;

(h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might reasonably constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; or (iv) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, if such failure or amendment has resulted, or there is a reasonable possibility that it could result, in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, a certificate of the chief financial officer, the principal accounting officer or the treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

(i) promptly upon any change in the rating by Standard & Poor's Ratings Services or Moody's Investors Service, Inc. of the Company's outstanding public senior unsecured long-term debt securities or the Company's outstanding commercial paper, a notice reporting such change and stating the date on which such change was announced by the relevant rating agency; and

(j) from time to time such additional information regarding the business, operations or financial condition of the Company and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         Information required to be delivered pursuant to clauses 5.01(a), 5.01(b), 5.01(f) or 5.01(g) above shall be deemed to have been delivered on the date on which the Company provides notice to the Banks that such information has been filed with the Securities and Exchange Commission and is available at www.sec.gov. Such notice may be included in a certificate delivered pursuant to clause 5.01(c); provided that the Company shall either deliver paper copies to any Bank which specifically requests such delivery of, or post on IntraLinks/IntraAgency or another relevant website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), the information referred to in clauses 5.01(a), 5.01(b), 5.01(c), 5.01(f) or 5.01(g), further provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Bank of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Section 5.02 . Maintenance of Property; Insurance. The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Subsidiary to maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon written request from the Agent, such information as may be reasonably requested as to the insurance carried.

Section 5.03 . Conduct of Business and Maintenance of Existence. The Company will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

Section 5.04 . Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section 5.05 . Earnings to Interest Expense Ratio. At the end of each fiscal quarter of the Company, the ratio of (x) Consolidated Earnings Before Interest and Taxes for the four fiscal quarters then ended to (y) Gross Interest Expense for the four fiscal quarters then ended will not be less than 6.50:1.

Section 5.06 . Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens existing on the date hereof securing Debt outstanding on the date hereof in an aggregate principal amount not exceeding $25,000,000;

(b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

(c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

(d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

(e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

(g) any Lien arising pursuant to any order of attachment or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

(h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt or Derivatives
Obligations and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(i) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000; and

(j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 5% of Consolidated Assets.

Section 5.07 . Consolidations, Mergers and Sales of Assets. The Company will not
(i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that the Company may merge with a Subsidiary if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

Section 5.08 . Material Subsidiary Cash Flow. The Company will not, and will not permit any Material Subsidiary to, enter into any arrangement which restricts the ability of any Material Subsidiary, directly or indirectly, to make funds available to the Company, whether by way of dividend or other distribution, advance or otherwise.

Section 5.09 . Use of Proceeds. The proceeds of Loans hereunder will be used by the Borrowers for their general corporate purposes, including without limitation, any purchase, redemption, retirement or acquisition of outstanding shares of capital stock of the Company ("Stock Repurchases"). Except for permitted Stock Repurchases referred to in the immediately preceding sentence, none of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U.

                                   Article 6
                                    DEFAULTS

Section 6.01 . Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

(a) any principal of any Loan shall not be paid when due, or any interest, any fees or any other amount payable hereunder shall not be paid within five days of the due date thereof;

(b) the Company shall fail to observe or perform any covenant contained in Sections 5.05 to 5.09, inclusive;

(c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

(d) any representation, warranty, certification or statement made or deemed to have been made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt or any Material Financial Obligations when due or within any applicable grace period;

(f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

(g) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(i) any member of the ERISA Group shall fail to pay when due (including any approved extensions) an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000;

(j) a judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Company or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

(k) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company; or, during any two-year period, the individuals who were serving on the board of directors of the Company at the beginning of such period or who were nominated for election or elected to such board during such period with the affirmative vote of at least two-thirds of such individuals still in office cease to constitute a majority of such board;
then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate unpaid principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon and all accrued fees and other amounts payable by any Borrower hereunder) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Borrower, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all accrued fees and other amounts payable by any Borrower hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

Section 6.02 . Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                    Article 7
                                    THE AGENT

Section 7.01 . Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

Section 7.02 . Agent and Affiliates. JPMorgan Chase Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and JPMorgan Chase Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or affiliate of any Borrower as if it were not the Agent hereunder.

Section 7.03 . Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

Section 7.04 . Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.05 . Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or when expressly required hereby, all the Banks) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 7.06 . Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with its role as Agent hereunder or any action taken or omitted by such indemnitees in connection therewith.

Section 7.07 . Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.08 . Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

Section 7.09 . Agent's Fee. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

                                   Article 8
                             CHANGE IN CIRCUMSTANCES

Section 8.01 . Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Loans:

(a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London Interbank market for such Interest Period, or

(b) in the case of a Euro-Dollar Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless a Borrower notifies the Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Competitive Bid LIBOR Borrowing, the Competitive Bid LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

Section 8.02 . Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and such Borrower, whereupon until such Bank notifies such Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each such Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

Section 8.03 . Increased Cost and Reduced Return. (a)If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Competitive Bid Quote, in the case of any Competitive Bid Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under
Section 2.17), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall have determined that, on or after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

(c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring on or after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

Section 8.04 . Taxes. (a) For the purposes of this
Section 8.04, the following terms have the following meanings:

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower or the Company pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments, but only up to the rate (if any) at which United States withholding tax would apply to such payments to such Bank at the time such Bank first becomes a party to this Agreement.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

(b) Any and all payments by any Borrower or the Company to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if any Borrower or the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) any Borrower or the Company shall make such deductions, (iii) any Borrower or the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and
(iv) any Borrower or the Company shall furnish to the Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

(c) The Company agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

(d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company and the Agent with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

(e) For any period with respect to which a Bank has failed to provide the Company or the Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(f) If any Borrower or the Company is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

Section 8.05 . Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) or 8.04 with respect to its Euro-Dollar Loans and a Borrower shall, by at least three Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

(a) all Loans to such Borrower which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

(b) after each of its Euro-Dollar Loans to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans to such Borrower instead.

         If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

                                     Article 9
              REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

         Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

Section 9.01 . Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as then conducted.

Section 9.02 . Corporate and Governmental Authorization; Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

Section 9.03 . Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary, in each case enforceable in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

Section 9.04 . Taxes. Except as disclosed to the Banks in writing prior to the delivery of such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate, this Agreement or its Notes.

                                   Article 10
                                    GUARANTY

Section 10.01 . The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

Section 10.02 . Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

(ii) any modification or amendment of or supplement to this Agreement or any Note;

(iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

(iv) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets, or any resultant release or discharge of the obligations of any Eligible Subsidiary hereunder or under any Note;

(v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

(vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company's obligations hereunder.

Section 10.03 . Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of any principal of or interest on any Loans or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 10.04 . Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

Section 10.05 . No Subrogation. If the Company makes any payment under this
Article 10 in respect of any obligation of an Eligible Subsidiary, the Company shall not be subrogated to the rights of the holder of such obligation against such Eligible Subsidiary with respect to such payment.

Section 10.06 . Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or the Notes is stayed upon the insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                                   Article 11
                                  MISCELLANEOUS

Section 11.01 . Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof (or, in the case of an Eligible Subsidiary, its Election to Participate), (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

Section 11.02 . No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.03 . Expenses; Indemnification. (a) The
Company shall pay (i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) The Company agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

Section 11.04 . Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans of such Borrower held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

Section 11.05 . Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall:

(a) unless signed by each affected Bank, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation,
(ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the provisions of Article 10;

(b) unless signed by all Banks, change the definition of Required Banks, the percentages specified in Sections 6.01 and 8.01 or this Section 11.05;

     (c) unless signed by a Designated Bank or its Designating Bank, (i) subject such Designated Bank to any additional obligation, (ii) affect its rights hereunder (unless the rights of all the Banks hereunder are similarly affected) or (iii) change this clause 11.05(d); or

(d) unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

Section 11.06 . Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

(b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of
Section 11.05(a) without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit J hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Agent and (so long as at the time no Event of Default exists) the Company, which consents shall not be unreasonably withheld or delayed; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required, but the Assignee and the transferor Bank shall provide prompt notice of such assignment, together with information concerning addresses and related information with respect to the Assignee, to the Agent; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Competitive Bid Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.18.

(d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

(f) If any Reference Bank transfers its Loans to an unaffiliated institution, the Agent shall, in consultation with the Company and with the consent of the Required Banks, appoint another Bank to act as a Reference Bank hereunder.

     Section 11.07 . Designated Lenders. (a) Subject to the provisions of this subsection (a), any Bank may at any time designate an Eligible Designee to provide all or a portion of the Loans to be made by such Bank pursuant to this Agreement; provided that such designation shall not be effective unless the Company and the Agent consent thereto (which consents shall not be unreasonably withheld). When a Bank and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit K hereto (a "Designation Agreement") and the Company and the Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Bank shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Bank pursuant to Section 2.01 or 2.03, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Bank to the same extent, and as if, such Loans or portion thereof were made by the Designating Bank. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Bank and (y) its Designating Bank shall remain solely responsible to the other parties hereto for the performance of such Designated Lender's obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional Note shall be required to evidence the Loans or portion thereof made by a Designated Lender; and the Designating Bank shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Bank shall act as agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Bank as agent for such Designated Lender and neither the Company nor the Agent shall be responsible for any Designating Bank's application of such payments. In addition, any Designated Lender may, with notice to (but without the prior written consent of) the Company and the Agent, (i) assign all or portions of its interest in any Loans to its Designating Bank or to any financial institutions consented to by the Company and the Agent that provide liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by it and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

(b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Bank for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This subsection (b) shall survive the termination of this Agreement.

Section 11.08 . Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 11.09 . Governing Law; Submission to Jurisdiction; Service of Process. This Agreement, each Election to Participate, each Election to Terminate and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Borrower hereby appoints CT Corporation System its authorized agent to accept and acknowledge service of any and all processes which may be served in any suit, action or proceeding of the nature referred to in this Section
11.09 and consents to process being served in any such suit, action or proceeding upon CT Corporation System in any manner or by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Borrower's address referred to in Section 11.01; and (d) agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. A copy of any summons or complaint served on an Eligible Subsidiary pursuant to the foregoing shall be sent to the Company by registered or certified mail. Each Eligible Subsidiary represents and warrants that CT Corporation System has agreed in writing to accept such appointment and that true copies of such acceptance will be furnished to the Agent prior to or concurrently with delivery of such Eligible Subsidiary's Election to Participate. Nothing in this Section 11.09 shall affect the right of any Bank to serve process in any manner permitted by law or limit the right of any Bank to bring proceedings against the Company or any Eligible Subsidiary in the courts of any jurisdiction or jurisdictions.

Section 11.10 . Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.11 . WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.12 . Confidentiality. The Agent and each Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to any agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Bank on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Agent or any Bank on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, any party hereto (and any employee, representative or other agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no disclosure of any information relating to such tax treatment or tax structure may be made to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



THE GILLETTE COMPANY
By:
           ----------------------------------------------------
           Name:
           Title:
           Address:
           Prudential Tower Building
           Suite 4800, Boston, MA 02199
           Facsimile Number: (617) 421-7699


JPMORGAN CHASE BANK, as Agent By:
           ----------------------------------------------------
           Name:
           Title:
           Address:
           Loan & Agency Services
           1111 Fannin, 10th Floor
           Houston, Texas 77002
           Facsimile Number: (713) 750-2452


[NAME OF BANK]
By:
           ----------------------------------------------------
           Name:
           Title:

                               COMMITMENT SCHEDULE

BANK                                                           COMMITMENT

JPMorgan Chase Bank                                            $26,250,000

ABN AMRO Bank N.V.                                             $21,250,000
Bank of America, N.A.                                          $21,250,000
Bank One, NA                                                   $21,250,000
HSBC Bank USA                                                  $21,250,000
Citicorp USA, Inc.                                             $21,250,000
Deutsche Bank AG, New York Branch                              $21,250,000

Banco Santander Central Hispano, S.A. New York                 $11,250,000
Fleet National Bank                                            $11,250,000
ING Luxembourg S.A.                                            $11,250,000
Banca Intesa S.p.A., New York Branch                           $11,250,000
Merrill Lynch Bank USA                                         $11,250,000
Morgan Stanley Bank                                            $11,250,000
Societe Generale                                               $11,250,000
Sumitomo Mitsui Banking Corporation                            $11,250,000
Svenska Handelsbanken AB                                       $11,250,000
UBS Loan Finance LLC                                           $11,250,000
The Bank of New York                                            $8,750,000
William Street Commitment Corporation                           $6,250,000
Mellon Bank, N.A.                                               $6,250,000

Total:                                                        $287,500,000

                                PRICING SCHEDULE

         Each of "Facility Fee Rate" and "Euro-Dollar Margin" means, for any day, the rate set forth below, in basis points per annum, in the row opposite such term and in the column corresponding to the Pricing Level that applies for such day:

----------------------------- -------------- --------------- -------------- -------------- --------------
                                 LEVEL I        LEVEL II       LEVEL III      LEVEL IV        LEVEL V
----------------------------- -------------- --------------- -------------- -------------- --------------
----------------------------- -------------- --------------- -------------- -------------- --------------
Facility Fee Rate:                 6.00           7.00            8.00           9.00          12.50
----------------------------- -------------- --------------- -------------- -------------- --------------
----------------------------- -------------- --------------- -------------- -------------- --------------
Euro-Dollar Margin:
Utilization = 50%                 11.50          13.00           17.00          26.00          37.50
Utilization > 50%                 16.50          18.00           27.00          36.00          50.00
----------------------------- -------------- --------------- -------------- -------------- --------------

         For purposes of this Schedule, the following terms have the following meanings:

         "Level I" status exists at any date if, at such date, the Company has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated AA- or higher by S&P or Aa3 or higher by Moody's.

         "Level II" status exists at any date if, at such date, (i) Level I status does not exist and (ii) the Company has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated A+ or higher by S&P or A1 or higher by Moody's.

         "Level III" status exists at any date if, at such date, (i) neither Level I status nor Level II status exists and (ii) the Company has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated A or higher by S&P or A2 or higher by Moody's.

         "Level IV" status exists at any date if, at such date, (i) none of Level I status, Level II status or Level III status exists and (ii) the Company has senior unsecured long-term debt outstanding, without third-party credit enhancement, which is rated A- or higher by S&P or A3 or higher by Moody's.

         "Level V" status exists at any date if, at such date, no other Pricing Level status exists.

         "Moody's" means Moody's Investors Service, Inc.

         "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V status exists at any date.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Utilization" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the sum of the aggregate outstanding principal amount of the Loans and the aggregate outstanding principal amount of loans under the Related Agreement on such date and (ii) the denominator of which is the sum of (A) an amount equal to the greater of (x) the aggregate amount of the Commitments and (y) the aggregate outstanding principal amount of the Loans and (B) an amount equal to the greater of (x) the aggregate amount of commitments under the Related Agreement and (y) the aggregate outstanding principal amount of loans under the Related Agreement, in each case on such date and after giving effect to any borrowing or repayment of loans and any increase, reduction or termination of commitments on such date.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If the Company is split-rated and the ratings differential is one notch, the higher of the two ratings will apply (e.g., A+/A2 results in Level II status). If the Company is split-rated and the ratings differential is more than one notch, a rating that is one notch lower than the higher of the two different ratings shall be used.

                                                             EXHIBIT A

                                  NOTE

                                                        New York, New York

                                                                    , 200_

         For value received, [name of Borrower], a [jurisdiction of incorporation] corporation (the "Borrower"), promises to pay to the order of __________(the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, 270 Park Avenue, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Five-Year Credit Agreement dated as of October 14, 2003 among The Gillette Company, the Banks listed on the signature pages thereof and JPMorgan Chase Bank, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         The Gillette Company has, pursuant to the provisions of the Credit Agreement, unconditionally guaranteed the payment in full of the principal of and interest on this note.*

-----------------------------
 * To be deleted in case of Notes executed and delivered by the Company.


[NAME OF BORROWER]
By:
           ----------------------------------------------------
           Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

                                                                Amount of
        Date           Amount of Loan      Type of Loan     Principal Repaid     Maturity Date    Notation Made By
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                                                                    EXHIBIT B

                      Form of Competitive Bid Quote Request

                                                                  [Date]

To:               JPMorgan Chase Bank (the "Agent")

From:             [Name of Borrower]

Re:               Five-Year Credit Agreement (the "Credit Agreement") dated as of October 14, 2003 among The Gillette Company, the Banks listed on the signature pages thereof and the Agent

         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:  __________________

Principal Amount*                  Interest Period **              Maturity Date

$


         Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.

[NAME OF BORROWER]
By:
           ----------------------------------------------------
           Title:

---------------------------
* Amount must be $15,000,000 or a larger multiple of $1,000,000.
** Not less than one month (LIBOR Auction) or not less than 15 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                    EXHIBIT C

                  Form of Invitation for Competitive Bid Quotes

To:               [Name of Bank]

Re:               Invitation for Competitive Bid Quotes to [Name of Borrower]
(the "Borrower")

         Pursuant to Section 2.03 of the Five-Year Credit Agreement dated as of October 14, 2003 among The Gillette Company, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:  __________________

Principal Amount                   Interest Period                 Maturity Date

$


         Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

JPMORGAN CHASE BANK
By:
           ----------------------------------------------------
           Authorized Officer

                                                                  EXHIBIT D

                          Form of Competitive Bid Quote

To:               JPMorgan Chase Bank, as Agent

Re:               Competitive Bid Quote to [Name of Borrower] (the "Borrower")

         In response to your invitation on behalf of the Borrower dated _____________, 20__, we hereby make the following Competitive Bid Quote on the following terms:

1.       Quoting Bank: ____________________________


2.       Person to contact at Quoting Bank:________________________

3.       Date of Borrowing: ____________________*

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

                                                Competitive Bid       [Absolute
Principal Amount**      Interest Period***     [Margin]****          Rate]*****
------------------      ------------------     ------------          ----------

$

--------------------------
* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.
*** Not less than one month or not less than 15 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000 of 1%).

[Provided, that the aggregate principal amount of Competitive Bid Loans for which the above offers may be accepted shall not exceed $____________.]**

                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Five-Year Credit Agreement dated as of October 14, 2003 among The Gillette Company, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.


                                                              Very truly yours,

                                                              [NAME OF BANK]


         Dated:_______________                       By: ____________________
                                                              Authorized Officer

                                                                    EXHIBIT E



                       OPINION OF COUNSEL FOR THE COMPANY


                                                                [Effective Date]



To the Banks and the Agent
  Referred to Below
c/o JPMorgan Chase Bank, as Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

         I am Deputy General Counsel of The Gillette Company (the "Company"), and I am rendering this opinion pursuant to Section 3.01(b) of the Five-Year Credit Agreement dated as of October 14, 2003 among the Company, the banks parties thereto and JPMorgan Chase Bank, as Agent (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

         I have examined or caused to be examined by counsel retained by or on the staff of the Company, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted or have had conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         I am admitted to practice in The Commonwealth of Massachusetts. No opinion is expressed herein with respect to or as to the effect of any laws other than the laws of The Commonwealth of Massachusetts, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes issued by it are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company and known to me or, to the best of my knowledge, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         3. The provision in Section 11.09 of the Credit Agreement that the Credit Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York is a valid choice of law provision under Massachusetts law and should be respected by a court sitting in Massachusetts.

         4. If a court sitting in Massachusetts were to apply Massachusetts law as the law governing the Credit Agreement and the Notes, the Credit Agreement would constitute a valid and binding agreement of the Company and the Notes, when executed and delivered, would constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms.

         5. Except as disclosed in the Company's 2002 Form 10-K and the Company's Latest Form 10-Q, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, operations or financial condition of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

         My opinion in paragraph 4 above as to the enforceability of the Credit Agreement and the Notes issued by the Company is subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights in general, usury laws and the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). With respect to the foregoing, I express no opinion, however, as to the enforceability of Section 11.03(b) of the Credit Agreement to the extent the rights to indemnification provided for therein are violative of any law, rule or regulation (including any federal or state securities law, rule or regulation) or public policy.

         To the extent that the obligations of the Company may be dependent upon such matters, I assume for purposes of this opinion that each Bank is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; and that the Credit Agreement has been duly authorized, executed and delivered by the Banks and constitutes the legal, valid and binding obligation of the Banks, enforceable against the Banks in accordance with its terms. I do not express any opinion as to the effect of the compliance by any of the Banks with any state or federal laws or as to the regulatory status or nature of the business of any of the Banks.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                                                              Very truly yours,

                                                                 EXHIBIT F




                        OPINION OF DAVIS POLK & WARDWELL,
                          SPECIAL COUNSEL FOR THE AGENT




                                                             [Effective Date]



To the Banks and the Agent
  Referred to Below
c/o JPMorgan Chase Bank, as Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

         We have participated in the preparation of the Five-Year Credit Agreement (the "Credit Agreement") dated as of October 14, 2003 among The Gillette Company, a Delaware corporation (the "Company"), the Banks parties thereto (the "Banks") and JPMorgan Chase Bank, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

         2. The Credit Agreement constitutes a valid and binding agreement of the Company and each Note issued by it constitutes a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                                              Very truly yours,

                                                                    EXHIBIT G




                         FORM OF ELECTION TO PARTICIPATE



                                                                      [Date]

JPMORGAN CHASE BANK, as Agent
for the Banks named in the Five-Year
Credit Agreement dated as of October 14, 2003 among The Gillette Company, such Banks and such Agent (as amended from time to time, the "Credit Agreement")

Dear Sirs:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Sections 11.09 and 11.11 thereof, as if the undersigned were a signatory party thereto.

         [Tax disclosure pursuant to Section 9.04, if any]

         The address to which all notices to the undersigned Eligible Subsidiary under the Credit Agreement should be directed is: . This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                                              Very truly yours,

                                   [NAME OF ELIGIBLE SUBSIDIARY]
                                   By:
                                   -------------------------------------------
                                   Title:

         The undersigned hereby confirms that [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.


                                   THE GILLETTE COMPANY
                                   By:
                                   -------------------------------------------
                                   Title:

         Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.


                                  JPMORGAN CHASE BANK, as
                                  Agent By:
                                  -------------------------------------------
                                  Title:

                                                                   EXHIBIT H



                          FORM OF ELECTION TO TERMINATE


                                                                   [Date]

JPMORGAN CHASE BANK, as Agent for the Banks named in the Five-Year Credit
  Agreement dated as of October 14, 2003 among The Gillette Company, such Banks and such Agent (as amended from time to time, the "Credit Agreement")

Dear Sirs:


         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Note heretofore incurred.

         This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                Very truly yours,


                                [NAME OF ELIGIBLE SUBSIDIARY]
                                By:
                                -------------------------------------------
                                Title:

         The undersigned hereby confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.


                              THE GILLETTE COMPANY
                              By:
                              -------------------------------------------
                              Title:

         Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.


                              JPMORGAN CHASE BANK, as
                              Agent By:
                              -------------------------------------------
                              Title:

                                                                    EXHIBIT I



                       OPINION OF COUNSEL FOR THE BORROWER
                      (BORROWINGS BY ELIGIBLE SUBSIDIARIES)




                                                                     [date]

To the Banks and the Agent
  Referred to Below
c/o JPMorgan Chase Bank, as Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:


         I am counsel to [name of Eligible Subsidiary, jurisdiction of incorporation] (the "Borrower") and give this opinion pursuant to Section 3.03(a) of the Five-Year Credit Agreement (as amended to the date hereof, the "Credit Agreement") dated as of October 14, 2003 among The Gillette Company (the "Company"), the banks parties thereto and JPMorgan Chase Bank, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Borrower is a corporation validly existing and in good standing under the laws of [jurisdiction of incorporation] and is a Substantially-Owned Consolidated Subsidiary of the Company.

         2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower.

         3. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes do not contravene, or constitute a default under, any provision of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries and known to me or, to the best of my knowledge, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.*

         4. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                                                              Very truly yours,


* The opinion in this paragraph may be given by Counsel for the Company.

                                                                 EXHIBIT J



                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         AGREEMENT dated as of _________, 200_ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), [THE GILLETTE COMPANY (the "Company") and JPMORGAN CHASE BANK, as Agent (the "Agent").]



                               W I T N E S S E T H

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Five-Year Credit Agreement dated as of October 14, 2003 among the Company, the Assignor and the other Banks party thereto, as Banks, and the Agent (as amended and in effect on the date hereof, the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed $__________;

         WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of [a portion of] its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with [a corresponding portion of] its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         Section 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the

Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         Section 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 11.06(c) the Borrower agrees to execute and deliver a Note [and to cause each Eligible Subsidiary to execute and deliver a Note] payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]**

         Section 5. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that

------------------------------
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

** Consent is required if the Assignee is not an affiliate of the Assignor and was not a Bank immediately prior to the assignment. Consent of the Company is not required if an Event of Default exists.

it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

         Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]
                              By:
                              -------------------------------------------
                              Title:


                              [ASSIGNEE]
                              By:
                              -------------------------------------------
                              Title:


                              [THE GILLETTE COMPANY]
                              By:
                              -------------------------------------------
                              Title:


                              JPMORGAN CHASE BANK, as
                              Agent By:
                              -------------------------------------------
                              Title:

                                                                  EXHIBIT K


                              DESIGNATION AGREEMENT


                       dated as of ________________, _____


         Reference is made to the Five-Year Credit Agreement dated as of October 14, 2003 (as amended from time to time, the "Credit Agreement") among THE GILLETTE COMPANY, a Delaware corporation (the "Company"), the Lenders party thereto, JPMORGAN CHASE BANK, as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         _________________ (the "Designator") and ________________ (the
"Designee") agree as follows:

         1. The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.

         2. The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

         3. The Designee (i) confirms that it is an Eligible Designee; (ii) appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; (iii) acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement, and (iv) agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 11.05(b) of the Credit Agreement.

         4. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement and (ii) agrees that it will, independently and without reliance upon the Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement.

         5. Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Company, it will be delivered to the Agent for its consent. This Designation Agreement shall become effective when the Agent consents hereto or on any later date specified on the signature page hereof.

         6. Upon the effectiveness hereof, the Designee shall have the right to make Loans or portions thereof as a Bank pursuant to Section 2.01 or 2.03 of the Credit Agreement and the rights of a Bank related thereto. The making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

         7. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

         Effective Date:______ , ____

                                [NAME OF DESIGNATOR]
                                By:
                                -------------------------------------------
                                Name:
                                Title:


                                [NAME OF DESIGNEE]
                                By:
                                -------------------------------------------
                                Name:
                                Title:

The undersigned consent to the foregoing designation.

                                [NAME OF BORROWER]
                                By:
                                -------------------------------------------
                                Name:
                                Title:


                                [NAME OF ADMINISTRATIVE
                                AGENT], as Administrative
                                Agent By:
                                -------------------------------------------
                                Name:
                                Title: